Exhibit 99.1

Farmland Partners Inc. Announces Third Quarter AFFO Per Share of $0.11 — a 101% Year-Over-Year Increase

DENVER, November 9, 2015 /PRNewswire/ - Farmland Partners Inc. (NYSE: FPI) (the “Company”) today reported financial results for the quarter ended September 30, 2015.

Third Quarter Highlights

•      Reported Adjusted Funds from Operations (“AFFO”) per fully diluted weighted average share of $0.11 for the quarter ended September 30, 2015, a 101% increase over the same quarter from the prior year

•      Reported operating revenues of $4.2 million, a 230% increase over the same quarter from the prior year

•      Closed on, or entered into contracts for, the acquisition of 3,923 acres for an aggregate purchase price of $19.3 million in cash

•      On July 21, 2015, the Company completed an underwritten public offering, pursuant to which the Company sold 3,000,000 shares of common stock, and upon the underwriter’s exercise of their over-allotment option, issued an additional 360,000 shares at a price per share of $11.00 and generated net proceeds of $34.6 million

•      Transferred the listing of common stock from the NYSE MKT to the New York Stock Exchange (“NYSE”)

•      Launched the FPI Loan Program to provide loans to farmers secured by land

•      Declared a dividend of $0.1275 per share ($0.51 annualized) for the third quarter of 2015, a 5.06% distribution rate based on the Company’s closing stock price on November 9, 2015

“Our third quarter results continue to demonstrate the increased earnings we are achieving as we scale up the business. We have built the company infrastructure so we can continue to increase scale without materially increasing SG&A, which should lead to higher AFFO per share over time,” said Paul Pittman, the Company’s CEO. “We run a very efficient business model with 12 employees as we are approaching 100,000 acres.”

Other Recent Highlights

On November 9, 2015, the Company announced that it entered into an agreement for the acquisition of 120 farms in Illinois totaling approximately 22,300 acres for a total purchase price of $197.0 million. The consideration consists of $50.0 million in cash, $30.0 million in a combination of common stock of the Company and common units of limited partnership interest in the Company’s operating partnership (“OP Units”) valued at $11.50 per share and $117.0 million in newly classified preferred OP Units. The acquisition is expected to close in the first quarter of 2016, subject to customary closing conditions, including satisfactory completion of the Company’s due diligence.

In October, the Company entered into a wind lease agreement on two farms in North Carolina and a ground lease agreement for a solar farm on one farm in South Carolina. These projects, along with other renewable energy projects being considered, are indicative of management’s ability to find additional sources of revenue beyond traditional farm rents.

Investment Activity

In the third quarter of 2015, the Company acquired the following three farms:

•      One farm in Arkansas totaling 1,383 acres for a purchase price of $6.2 million

•      One farm in Mississippi totaling 1,130 acres for a purchase price of $5.6 million

•      One farm in Michigan totaling 181 acres for a purchase price of $2.6 million

In the third quarter of 2015, the Company entered into contracts for the acquisition of two additional farms totaling 1,229 acres located in Nebraska and Georgia, both of which closed subsequent to September 30, 2015, for an aggregate purchase price of $5.0 million in cash.

Additionally, subsequent to September 30, 2015, the Company entered into contracts for the acquisition of 125 farms located in Georgia, Colorado, Kansas, Nebraska and Illinois totaling 24,302 acres for an aggregate purchase price of $201.4 million.

New Indebtedness

On July 1, 2015, the Operating Partnership issued a $6.6 million, interest-only bond under the secured note purchase facility with the Federal Agricultural Mortgage Corporation.

Adjusted Funds from Operations and Adjusted EBITDA

AFFO was $1.8 million for the third quarter of 2015, an increase of 268% as compared to $0.5 million for the third quarter of 2014, and $3.9 million for the nine months ended September 30, 2015, an increase of 310% as compared to $0.9 million for the nine months ended September 30, 2014. AFFO per fully diluted share was $0.11 for the three months ended September 30, 2015 and $0.32 for the nine months ended September 30, 2015.

Adjusted EBITDA was $3.2 million for the three months ended September 30, 2015, an increase of 313% as compared to $0.8 million for the three months ended September 30, 2014, and $7.1 million for the nine months ended September 30, 2015, an increase of 284% as compared to $1.9 million for the nine months September 30, 2014.

See “Non-GAAP Financial Measures” for complete definitions of AFFO and Adjusted EBITDA and the financial tables accompanying this press release for reconciliations of net income to AFFO and Adjusted EBITDA.

Quarterly Dividends

On October 15, 2015, the Company paid a third quarter dividend of $0.1275 per share to all stockholders of record on October 1, 2015. On an annualized basis, this dividend equates to $0.51 per share, which represents an annual distribution rate of 5.06% based on the Company’s closing stock price on November 9, 2015.

Operating Results

The Company owns or has under contract 248 farms in Arkansas, Colorado, Georgia, Illinois, Kansas, Louisiana, Michigan, Mississippi, Nebraska, North Carolina, South Carolina and Virginia totaling approximately 96,725 acres, including two farms totaling 1,229 acres acquired subsequent to September 30, 2015 and 125 farms totaling 24,302 acres under contract.

The majority of the Company’s tenants pay 100% of their annual rent in advance of each spring planting season. Consistent with industry practice for cash rents, when the Company makes new acquisitions in the first half of the year, the Company often will receive 100% of the year’s rent at closing. However, the Company recognizes revenues on a straight-line basis throughout the entire multi-year term of the lease, as required by U.S. generally accepted accounting principles (“GAAP”). Actual cash rent receipts for the three and nine months ended September 30, 2015 were $0.8 million and $14.0 million, respectively. As of September 30, 2015 the Company had $7.4 million in deferred revenue, $3.5 million of which will be recognized during the remainder of the fiscal year ending December 31, 2015.

Operating revenues were $4.2 million for the third quarter of 2015, an increase of 230% as compared to $1.3 million for the third quarter of 2014, and $9.2 million for the nine months ended September 30, 2015, an increase of 235% as compared to $2.7 million for the nine months ended September 30, 2014.

The Company recorded rental income of $4.0 million and net income of $0.9 million for the three months ended September 30, 2015, as compared to rental income of $1.2 million and net income of $34,805 for the same period in 2014. The Company recorded rental income of $8.9 million and net income of $0.8 million for the nine months ended September 30, 2015, as compared to rental income of $2.5 million and a net loss $0.4 million for the same period in 2014.

Total rental income increased $2.9 million, for the three months ended September 30, 2015, as compared to the three months ended September 30, 2014. For the three months ended September 30, 2015, the average annual rent for the entire portfolio increased to $216 per acre from $184 per acre for the same period in 2014 as a result of diversification of the Company’s portfolio.

Conference Call Information

The Company has scheduled a conference call on Tuesday, November 10, 2015 at 11:00 a.m. (Eastern Time) to discuss its financial results for the quarter ended September 30, 2015 and provide a company update. The conference call can be accessed live over the phone toll-free by dialing (866) 262-6804, or for international callers, (412) 902-4107.  Participants can reference the Farmland Partners Inc. Third Quarter 2015 Earnings Call. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.farmlandpartners.com. A replay of the conference call will be available beginning November 10, 2015 at 1:00 p.m. (Eastern Time) until November 25, 2015 at 11:59 p.m. (Eastern Time), by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International); passcode: 10075131. A replay of the webcast will also be accessible on the Investor Relations section of the Company’s website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. The Company owns or has under contact 248 farms with an aggregate of 96,725 acres (including 125 farms totaling 24,302 acres under contract) in Arkansas, Colorado, Georgia, Illinois, Kansas, Louisiana, Michigan, Mississippi, Nebraska, North Carolina, South Carolina and Virginia.  The Company has elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.

IPO and Formation Transactions

The Company’s financial condition as of September 30, 2015 and December 31, 2014 and the results of operations for the three and nine months ended September 30, 2015 and the three months ended September 30, 2014, reflect the financial condition and results of operations of the Company. Due to the timing of the IPO and the formation transactions, the results of operations for the nine months ended September 30, 2014 reflect the combined results of operations of FP Land, together with the Company, for the period prior to April 16, 2014 and the consolidated results of the Company for the period from April 16, 2014 through September 30, 2014.

Forward-Looking Statements

This press release includes “forward-looking statements,” including, without limitation, statements with respect to operating and financial performance expectations for fiscal year 2015, proposed acquisitions, financing activities, and 2015 annual rents. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock, changes in the Company’s business strategy, availability, terms and deployment of capital, availability of qualified personnel, changes in the Company’s industry, interest rates or the general economy, adverse developments related to crop yields or crop prices, the degree and nature of the Company’s competition, the timing, price or amount of repurchases, if any, under the Company’s share repurchase program, the ability to consummate acquisitions under contract and the other factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, and our other filings with the Securities and Exchange Commission. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Farmland Partners Inc.

Combined Consolidated Balance Sheets

As of September 30, 2015 and December 31, 2014

(Unaudited)

	September 30,	December 31,
	2015	2014
ASSETS
Land, at cost	$281,315,286	$152,294,899
Grain facilities	4,259,511	2,650,607
Groundwater	6,332,784	5,004,942
Irrigation improvements	11,130,016	5,188,459
Drainage improvements	1,530,998	783,475
Permanent plantings	1,168,493	—
Other	932,692	570,574
Construction in progress	215,914	—
Real estate, at cost	306,885,694	166,492,956
Less accumulated depreciation	(1,390,697)	(777,469)
Total real estate, net	305,494,997	165,715,487
Deposits	226,912	419,548
Cash	42,504,514	33,736,166
Note and interest receivable, net	1,805,674	—
Deferred offering costs	285,780	—
Accounts receivable	744,240	336,919
Accounts receivable, related party	396,540	182,763
Inventory	199,364	—
Other	432,370	267,431

TOTAL ASSETS	$352,090,391	$200,658,314

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$190,060,807	$113,513,407
Dividends payable	2,060,127	1,122,504
Accrued interest	1,457,065	238,933
Accrued property taxes	564,821	241,221
Deferred revenue	7,383,186	1,364,737
Accrued expenses	1,338,162	651,672
Total liabilities	202,864,168	117,132,474

Commitments and contingencies

Redeemable non-controlling interest in operating partnership	9,558,272	—

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 11,982,689 and 11,980,559 shares issued and outstanding at September 30, 2015, respectively, and 7,731,755 shares issued and outstanding at December 31, 2014	117,634	75,175
Additional paid in capital	114,795,891	68,980,437
Retained earnings (deficit)	6,311	(568,192)
Cumulative dividends	(5,661,014)	(2,130,218)
Non-controlling interests in operating partnership	30,409,129	17,168,638
Total equity	139,667,951	83,525,840

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST IN OPERATING PARTNERSHIP AND EQUITY	$352,090,391	$200,658,314

Farmland Partners Inc.

Combined Consolidated Statements of Operations

For the three and nine months ended September 30, 2015 and 2014

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
OPERATING REVENUES:
Rental income	$4,047,223	$1,189,366	$8,865,534	$2,526,185
Tenant reimbursements	104,002	61,283	272,902	188,910
Other revenue	17,926	11,405	17,926	19,008
Total operating revenues	4,169,151	1,262,054	9,156,362	2,734,103

OPERATING EXPENSES
Depreciation and depletion	237,241	100,208	613,381	209,472
Property operating expenses	337,902	65,069	797,525	174,598
Acquisition and due diligence costs	111,908	42,602	179,468	103,525
General and administrative expenses	1,111,586	645,962	2,975,628	1,466,263
Legal and accounting	216,090	87,192	646,632	243,192
Total operating expenses	2,014,727	941,033	5,212,634	2,197,050
OPERATING INCOME	2,154,424	321,021	3,943,728	537,053

OTHER (INCOME) EXPENSE:
Other income	(98,366)	—	(98,366)	—
Interest expense	1,390,880	286,216	3,232,094	909,326
Total other expense	1,292,514	286,216	3,133,728	909,326

Net income (loss) before income tax expense	861,910	34,805	810,000	(372,273)

Income tax expense	4,400	—	4,400	—

NET INCOME (LOSS)	857,510	34,805	805,600	(372,273)

Net (income) loss attributable to non-controlling interests in operating partnership	(184,215)	(7,154)	(177,980)	41,641
Net income attributable to redeemable non-controlling interests in operating partnership	(49,428)	—	(53,117)	—

Net income (loss) attributable to the Company	$623,867	$27,651	$574,503	$(330,632)

Nonforfeitable dividends allocated to unvested restricted shares	(18,727)	(22,500)	(61,935)	(45,000)
Dividends on redeemable non-controlling interests in operating partnership	(112,675)	—	(225,350)	—

Net income (loss) available to common stockholders of Farmland Partners Inc.	$492,465	$5,151	$287,218	$(375,632)

Basic and diluted per common share data:
Basic net income (loss) available to common stockholders	$0.04	$0.00	$0.03	$(0.12)
Diluted net income (loss) available to common stockholders	$0.04	$0.00	$0.03	$(0.12)
Basic weighted average common shares outstanding	11,154,127	6,305,253	8,872,279	3,168,803
Diluted weighted average common shares outstanding	11,158,280	6,309,584	8,882,102	3,168,803

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the three and nine months ended September 30, 2015 and 2014

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014

Net income (loss)	$857,510	$34,805	$805,600	$(372,273)
Depreciation and depletion	237,241	100,208	613,381	209,472
FFO	1,094,751	135,013	1,418,981	(162,801)

Crop year adjusted revenue	295,298	59,142	1,466,493	531,646
Stock based compensation	228,508	240,981	708,703	446,460
Indirect equity offering costs	10,000	—	10,000	—
Real estate acquisition related audit fees	17,000	—	87,000	25,000
Real estate related acquisition and due diligence costs	111,908	42,602	179,468	103,525
AFFO	$1,757,465	$477,738	$3,870,645	$943,830

AFFO per diluted weighted average share data:

AFFO weighted average common shares	15,475,864	8,464,536	12,016,245	4,489,745

Net loss available to common stockholders	$0.04	$—	$0.03	$(0.12)
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.01	—	0.04	0.03
Depreciation and depletion	0.02	0.01	0.05	0.05
Crop year adjusted revenue	0.02	0.01	0.12	0.12
Stock based compensation	0.01	0.03	0.06	0.10
Indirect equity offering costs	—	—	—	—
Real estate acquisition related audit fees	—	—	0.01	0.01
Real estate related acquisition and due diligence costs	0.01	0.01	0.01	0.02
AFFO per diluted weighted average share	$0.11	$0.06	$0.32	$0.21

	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014

Net income (loss)	$857,510	$34,805	$805,600	$(372,273)
Interest expense	1,390,880	286,216	3,232,094	909,326
Income tax expense	4,400	—	4,400	—
Depreciation and depletion	237,241	100,208	613,381	209,472
EBITDA	$2,490,031	$421,229	$4,655,475	$746,525

Crop year adjusted revenue	295,298	59,142	1,466,493	531,646
Stock based compensation	228,508	240,981	708,703	446,460
Indirect equity offering costs	10,000	—	10,000	—
Real estate acquisition related audit fees	17,000	—	87,000	25,000
Real estate related acquisition and due diligence costs	111,908	42,602	179,468	103,525
Adjusted EBITDA	$3,152,745	$763,954	$7,107,139	$1,853,156

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: Funds From Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, AFFO, EBITDA and Adjusted EBITDA, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company does.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, crop year adjusted revenue, real estate related acquisition and due diligence costs, indirect offering costs and stock-based compensation.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance.  Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures.  Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income

(loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDA and Adjusted EBITDA

EBITDA is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP. The Company believes that EBITDA is a standard performance measure commonly reported and widely used by analysts and investors in the Company’s industry. However, while EBITDA is a performance measure widely used across several industries, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance.  Therefore, in addition to EBITDA, management uses Adjusted EBITDA, a non-GAAP measure.

The Company calculates Adjusted EBITDA by adjusting EBITDA for certain items such as crop year adjusted revenue, stock-based compensation, indirect offering costs and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDA provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDA, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.